Exhibit 99

Media:                    Matt Tidwell
(816) 556-2069

Investor:                Todd Allen
(816) 556-2083

FOR IMMEDIATE RELEASE

Great Plains Energy Files Acquisition Approval Application with Missouri Public Service Commission
Increases Synergies Estimates For Merger with Aquila

Kansas City, Mo. – August 9, 2007 – Great Plains Energy Incorporated (NYSE: GXP) and its public utility subsidiary Kansas City Power & Light Company (“KCP&L”) announced in a filing yesterday with the Missouri Public Service Commission (“MPSC”) that its proposed acquisition of Aquila, Inc. (NYSE: ILA) is expected to deliver more synergies and lower costs to achieve than estimated in the original regulatory application.  The filing is an update to testimony filed in connection with the April 4, 2007, MPSC acquisition approval application.

“This filing is a significant milestone along the path to deal closure,” said Mike Chesser, Chairman and CEO, Great Plains Energy. “It confirms our earlier analysis and demonstrates the value this acquisition brings to customers, communities, employees and shareholders.”

The company noted that it currently anticipates total synergies of approximately $643 million over the five-year period of 2008-2012.  Costs to achieve these synergies (transaction and incremental transition costs) are currently estimated at $140 million.

Great Plains Energy expects to achieve $305 million of total utility non-fuel operating synergies over the five-year period of 2008-2012.  Great Plains Energy and KCP&L propose that customers and shareholders equally share these synergies, offset by $45 million in transition costs.

The total synergies include an estimated $302 million of corporate costs, most of which are currently allocated to non-Missouri utility operations, including the properties proposed to be sold to Black Hills Corporation.   The total synergies also include an estimated $36 million of interest expense savings, net of debt reacquisition costs.

“The savings resulting from this acquisition will be shared with all customers and help keep energy prices affordable.  At the same time, we are planning investments that will improve reliability, customer service and environmental performance in all of the communities we will serve,” said Bill Downey, President and CEO of KCP&L.

Great Plains Energy noted that integration planning remains on track. The companies have formed a number of transition teams, which are planning for the operational and organizational integration of Aquila and KCP&L when the transaction is completed.  As noted in its filing, Great Plains expects to achieve efficiencies through some facility consolidations and relocations, including the sale of Aquila’s 20 West Ninth St. building after the transaction closes.

Great Plains Energy and KCP&L expect to eliminate 355 Aquila positions, while retaining 900 positions to be filled from the approximately 1,250 Aquila Missouri employees.  Aquila Missouri employees may also be hired by Black Hills Corporation in connection with its proposed acquisition of certain Aquila assets.  Additionally, Aquila Missouri employees may also be retained to fill positions vacated through retirement and attrition.

Since April, the companies have made all of the necessary regulatory filings pertinent to the proposed transaction.  In addition to the Missouri and Kansas regulatory filings noted earlier, on July 27, 2007, Great Plains Energy and Aquila filed notifications for antitrust clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On May 25, 2007, the companies filed for approval of the merger from the U.S. Federal Energy Regulatory Commission (FERC).

On February 7, 2007, Great Plains Energy entered into definitive agreements with Aquila providing for the acquisition of Aquila by Great Plains Energy following the sale of certain Aquila assets to Black Hills Corporation.  Under the terms of the Great Plains Energy/Aquila transaction, which was approved by the Boards of Directors of both companies, Great Plains Energy will acquire Aquila and its Missouri-based utilities, Missouri Public Service Company and St. Joseph Light & Power.  The transaction is expected to close in the first quarter of 2008.

About Great Plains Energy
Great Plains Energy, headquartered in Kansas City, Mo., is the holding company for KCP&L, a leading regulated provider of electricity in the Midwest, and Strategic Energy, LLC, a competitive electricity supplier.  The company's web site is Uwww.greatplainsenergy.comU.

Information Concerning Forward-Looking Statements
Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors, risks and uncertainties that could cause actual results to differ materially for the provided forward-looking information. These include: obtaining shareholder approvals required for the transactions; the timing of, and the conditions imposed by, regulatory approvals required for the transactions; satisfying the conditions to the closing of the transactions; Great Plains Energy successfully integrating the acquired Aquila businesses into its other operations, avoiding problems which may result in either company not operating as effectively and efficiently as expected; the timing and amount of cost-cutting synergies; unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from Great Plains Energy's expectations; the actual resulting credit ratings of Great Plains Energy or Aquila or their respective subsidiaries; the effects on the businesses of Great Plains Energy or Aquila resulting from uncertainty surrounding the transactions; the effect of future regulatory or legislative actions on Great Plains Energy or Aquila; and other economic, business, and/or competitive factors. Additional factors that may affect the future results of Great Plains Energy and Aquila are set forth in their most recent quarterly report on Form 10-Q or annual report on Form 10-K with the Securities and Exchange Commission ("SEC"), which are available at www.greatplainsenergy.com and www.aquila.com, respectively. Great Plains Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It
In connection with the acquisition of Aquila by Great Plains Energy, Great Plains Energy filed with the SEC a registration statement on Form S-4 (Registration No. 333-142715), containing a preliminary joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila, Inc., with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by contacting Aquila, 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation
Great Plains Energy, Aquila, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in the proxy statement for Great Plains Energy’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2007.  Information regarding Aquila, Inc., directors and executive officers and their ownership of Aquila, Inc., common stock is set forth in the proxy statement for Aquila’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2007.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila, and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction.

###